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                                                                    EXHIBIT 3.17

                             THE COMPANIES ACT 1985

                     (AS AMENDED BY THE COMPANIES ACT 1989)

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                W F HOWES LIMITED

PRELIMINARY

1. (a) Subject as hereinafter provided the Regulations incorporated in Table A as set out in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended and hereinafter called "Table A" shall apply to the Company.

      (b) The Articles hereinafter contained, together with the Regulations incorporated in Table A subject to their exclusion or modification hereinafter expressed, shall constitute the Regulations of the Company.

      (c) Any reference in these Articles to "The Act" shall mean the Companies Act 1985 as amended or extended by any other enactment.

INTERPRETATION

2. In Regulation 1 of Table A there shall be inserted before the words "office" and "secretary" the word "the" and between the words "regulations" and "the Act" the words "and in any regulations adopting in whole or in part the same".

ALLOTMENT OF SHARES

3. (a) Subject to the provisions hereinafter expressed, the Directors are authorized for the purposes of Section 80 of the Act to exercise the power of the Company to allot shares to the amount of the authorised but unissued share capital of the Company at the date hereof and the Directors may allot, grant options over or otherwise dispose of such shares to such persons, on such terms and in such manner as they think fit provided always that:

            (i) save as provided in sub-paragraph (ii) below, the authority hereby given to the Directors to exercise the power of the Company to allot shares shall expire five years after the date of incorporation of the Company;


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            (ii) the Members in General meeting may by Ordinary Resolution:

                  (a) renew the said authority (whether or not it has been
            previously renewed) for a period not exceeding five years (unless the Company elects by elective resolution to modify the duration of authority pursuant to Section 80A of the Companies Act 1985), but such Resolution shall comply with the Act;

                  (b) revoke or vary any such authority (or renewed authority);

            (iii) notwithstanding the aforementioned provisions of sub-paragraphs (i) and (ii) the Company may make an offer or agreement which would or might require shares to be allotted after such authority has expired and in pursuance of such an offer or agreement the Directors may allot shares notwithstanding that such authority or renewed authority has expired.

Any reference hereto to the allotment of shares shall include a reference to the grant of any right to subscribe for, or to convert any security into shares, but shall not include any reference to the allotment of shares pursuant to such a right.

      (b) In accordance with Section 91 of the Act, Sections 89(l), and 90(1) to
(6) of the Act are excluded from applying to the Company. Any shares for the time being unissued shall be offered to the Members in proportion as nearly as may be to the number of existing shares held by them respectively unless the Company shall by Special Resolution otherwise direct. Such offer shall be made by written notice specifying the number of shares offered and specifying a period (not being less than fourteen days) within which the offer, if not accepted, will lapse and determine. After the expiration of that period, or on the receipt of an intimation in writing from the offeree that he declines to accept the shares so offered, the Directors may in accordance with the provisions hereto allot, grant options over or otherwise dispose of the same to such persons, on such terms and in such manner as they think most beneficial to the Company. The Directors may in like manner and subject as aforesaid, allot any such new or original shares which by reason of the proportion borne by them to the number of persons entitled to any such offer as aforesaid or by reason of any other difficulty in apportioning the same cannot in the view of the Directors effectually be offered in the manner aforesaid.

SHARES

4. (a) Subject to Chapter VII of Part V of the Act, and to the Regulations of the Company, the Company may purchase its own shares (including redeemable shares) whether out of distributable profits or the proceeds of a fresh issue of shares or otherwise.

      (b) Regulation 35 of Table A shall not apply to the Company.

      (c) Subject to Chapter VII of Part V of the Act, any shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, at the option of the Company or the shareholder, liable to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine, and whether out of distributable profits or the proceeds of a fresh issue of shares or otherwise. Regulation 3 of Table A shall be modified accordingly.


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      (d) Subject to Chapter VI of Part V of the Act, the Company may give financial assistance for the purpose of or in connection with any acquisition of shares made or to be made in the Company or its holding company.

5. The lien conferred by Regulation 8 of Table A shall attach to all shares whether fully paid or not and to all shares registered in the name of any person indebted or under liability to the Company whether he be the sole holder thereof or one of two or more joint holders. The Company shall have a first and paramount lien on every share (not being fully paid) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (including fully paid shares) registered in the name of any person indebted or under liability to the Company whether he be the sole holder thereof or one of two or more joint holders for all moneys presently payable by him or his estate to the Company: but the Directors may at any time declare any shares to be wholly or in part exempt from these provisions. The Company's lien, if any, on a share shall extend to all dividends payable thereon. Regulation 8 of Table A shall be modified accordingly.

TRANSFER OF SHARES

6. (a) No share or beneficial ownership of a share shall be transferred nor shall the Company purchase any of its own shares pursuant to Regulation 4 unless and until the rights of pre-emption hereinafter conferred shall have been exhausted.

      (b) Any member proposing to transfer any share or beneficial ownership of a share (hereinafter called "the vendor") shall give notice in writing (hereinafter called "the transfer notice") to the Company of such proposal. The transfer notice shall specify the sum which in the vendor's opinion constitutes the fair price of each share specified therein, and shall constitute the Company the vendor's agent for the sale of such share or shares (hereinafter called "the said shares") in one or more lots at the discretion of the Directors to the Members (other than the vendor), at that price save that if the Directors do not accept that the sum specified by the vendor constitutes the fair price of the said shares they shall instruct the Auditors of the Company (who shall act as experts and not as arbitrators so that any provision of law or statute relating to arbitration shall not apply) or, in the case of a Company to which no Auditors have been appointed, such independent expert as determined and duly appointed by the Members of the Company in General Meeting, to certify by certificate in writing (hereinafter called "the certificate of value") the value in their opinion of the said shares as between a willing seller and a willing buyer, and in such a case the transfer notice shall nevertheless constitute the Company the vendor's agent for the sale of the said shares but at the price certified in the certificate of value.

      (c) If the Auditors (or the independent expert as aforesaid) are instructed to certify the fair value as aforesaid the Company shall, as soon as it receives the certificate of value, furnish a copy thereof to the vendor. The cost of obtaining the certificate of value shall be borne by the Company.

      (d) Upon the price being fixed as aforesaid (whether by reference to the vendor's opinion of the fair price or by reference to the certificate of value) the Company shall forthwith


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by notice in writing (hereinafter called "the offer notice") inform each Member
(other than the vendor) of the number and price of the said shares and shall invite each such Member to apply in writing to the Company within 21 days of the date of despatch of the offer notice (which date shall be specified therein) for such maximum number of the said shares (being all or any thereof) as he shall specify in such application.

      (e) If such Members shall within the said period of 21 days apply for all or (save as otherwise provided in the transfer notice) any of the said shares, the Directors shall allocate the said shares (or so many of them as shall be applied for) to or amongst the applicant Members in proportion as nearly as may be to the number of shares in the Company of which they are registered or unconditionally entitled to be registered as holders provided that no applicant Member shall be obliged to take more than the maximum number of shares specified by him as aforesaid. If any shares shall not be capable without sub-division of being allocated to the Members in proportion to their existing holdings, the same shall be allocated to the applicant Members, or some of them, in such proportions or in such manner as may be determined by lots drawn in regard thereto and the lots shall be drawn in such manner as the Directors think fit.

      (f) The Company shall forthwith give notice of such allocations (hereinafter called "the allocation notice") to the vendor and to the Members to whom the said shares have been allocated and shall specify in the allocation notice the place and time (being not earlier than 14 and not later than 28 days after the date of the despatch of the allocation notice, which shall be specified therein) at which the sale of the said shares so allocated shall be completed.

      (g) The vendor shall be bound (upon payment of the purchase price due in respect thereof) to transfer the shares comprised in the allocation notice to the purchasing Members named therein at the place and time therein specified; and if in any case the vendor after having become bound as aforesaid makes default in transferring any shares the Company may receive the purchase price on his behalf, and may authorise some person to execute a transfer of such shares in favor of the purchasing Member. The receipt of the Company for the purchase price shall be a good discharge to the purchasing Member. The Company shall forthwith pay the purchase price into a separate bank account in the Company's name and shall hold the purchase price and any interest earned thereon in trust for the vendor.

      (h) During the 6 months following the expiry of the period of 21 days referred to in paragraph (e) of this Regulation the vendor shall be at liberty subject nevertheless to the provisions of paragraph (i) of this Regulation to transfer to any person (including, but subject to Regulation 4, the Company) and at any price (not being less than the price fixed under paragraph (b) of this Regulation) any of the said shares not allocated by the Directors as aforesaid.

      (i) The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

7. The instrument of transfer of a fully paid share shall be executed by or on behalf of the transferor and in the case of a share which is not fully paid, the instrument of transfer shall in addition be executed by or on behalf of the transferee. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of Members in respect thereof.



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GENERAL MEETINGS AND RESOLUTIONS

8.    (a) Any proxy appointed by a member of the Company in accordance with
Section 372 of the Act shall be entitled to vote on a show of hands as well as on a poll, provided that no person present shall be entitled to more than one vote on a show of hands save as provided in Regulation 50 of Table A.

      (b) In every notice convening a General Meeting of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, or a show of hands to vote instead of him and that such proxy need not also be a Member.

      (c) Regulations 38 and 59 of Table A shall be modified accordingly.

      (d) Proxies may be deposited at the Registered Office of the Company at any time before the time of the Meeting for which they are to be used unless otherwise specified in the notice convening such Meeting. The Directors may at their discretion treat a facsimile transmission or other machine made copy of an instrument appointing a proxy as a proxy for the purposes of this Article. Regulation 62 of Table A shall be modified accordingly.

9. A Resolution in writing signed or approved by letter, telex, facsimile transmission or cable by all members of the Company, who would have been entitled to vote upon it if it had been duly proposed at a General Meeting or at a meeting of any class of members of the Company, or by their duly appointed attorneys, shall be as valid and effectual as if it had been passed at a General Meeting or at such a class meeting of the Company (as the case may be) duly convened and held. Any such Resolution may consist of several documents in the like form each signed by one or more of the members or their attorneys (or, in the case of a member which is a body corporate, by a director thereof or by a duly appointed representative). Regulation 53 of Table A shall not apply to the Company.

APPOINTMENT OF DIRECTORS

10. (a) Unless and until otherwise determined by the Company in General Meeting there shall be no maximum number of Directors and the minimum number of Directors shall be one. Whenever there shall be only one Director of the Company such Director may act alone in exercising all the powers, discretions and authorities vested in the Directors, and Regulation 89 of Table A shall be modified accordingly.

      (b) Regulation 64 of Table A shall not apply to the Company.

11. (a) The Directors shall not be required to retire by rotation and Regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

      (b) No person shall be appointed a Director at any General Meeting unless either:

            (i) he is recommended by the Directors; or



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            (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice executed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

      (c) Subject to paragraph (b) above, the Company may by Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

      (d) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined by the Company in General Meeting as the maximum number of Directors for the time being in force.

      (e) Regulation 84 of Table A shall be modified by the deletion of the last sentence therefrom.

PROCEEDINGS OF DIRECTORS

12. Notice of a meeting of the Directors shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose, or by any other means authorised in writing by the Director concerned. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at an address or to a facsimile or telex number given by him to the Company for this purpose, but if no request is made to the Directors it shall not be necessary to give notice of a meeting of the Directors to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either retrospectively or prospectively. Regulation 88 of Table A shall be modified accordingly.

13. All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest of the group of those participating is assembled, or, if there is no such group where the Chairman of the meeting then is.

14. (a) A Director who is in any way either directly or indirectly interested (whether through persons connected with him as defined in section 346 of the Act or otherwise) in any contract, transaction or arrangement (whether or not constituting a contract and whether actual or proposed) with the Company or in which the Company is otherwise interested, shall declare the nature of his interest at a Meeting of the Directors in accordance with section 317 of the Act. Subject to such disclosure a Director shall be entitled to vote in respect of any such contract,


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transaction or arrangement (whether actual or proposed) in which he is interested and he shall be counted in reckoning whether a quorum is present.

      (b) Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

BORROWING POWERS

15. The Directors may exercise all the powers of the Company to borrow money, whether in excess of the nominal amount of the share capital of the Company for the time being issued or not, and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and to issue debentures, debenture stock or any other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

16. The office of a Director shall be vacated if he becomes incapable by reason of illness or injury of managing and administering his property and affairs and Regulation 81 of Table A shall be modified accordingly.

GRATUITIES AND PENSIONS

17. In Regulation 87 of Table A there shall be inserted between the words "the directors" and "may" the words "on behalf of the Company".

DIVIDENDS

18. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part VIII of the Act which apply to the Company.

NOTICES

19. (a) Any notice or other document may be served on or delivered to any Member by the Company either personally, or by sending it by post addressed to the Member at his registered address or by facsimile transmission or telex or other instantaneous means of transmission to a number provided by the Member for this purpose, or by leaving it at his registered address addressed to the Member, or by any other means authorised in writing by the Member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. Regulation 112 of Table A shall be modified accordingly.

      (b) Any notice or other document, which is sent by post, shall be deemed to have been served or delivered 24 hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left at a registered address otherwise than by post or sent by facsimile transmission or telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.



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EXECUTION OF DOCUMENTS

20. The seal, if any, shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director. Any document signed by a Director and the Secretary of the Company or by two Directors of the Company and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal of the Company. A document shall only be so signed with the authority of a resolution of the Directors or a committee of the Directors. Regulation 101 of Table A shall not apply to the Company.

INDEMNITY

21. (a) The Company shall in accordance with Section 310(3) of the Act pay for any liability insurance and also indemnify any Director, Officer or Auditor of the Company against any liability incurred by him in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted in any connection with an application under Section 144(3) or (4) or
Section 727 in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

      (b) Regulation 118 in Table A shall not apply to the Company.


                                           Names and Addresses of Subscribers

                                           For and on behalf of

                                           WATERLOW NOMINEES LIMITED
                                           6-8 Underwood Street
                                           London NI 7JQ



                                           For and on behalf of

                                           WATERLOW SECRETARIES LIMITED
                                           6-8 Underwood Street
                                           London NI 7JQ


                                           Dated the 13th day of July 1998


                                           WITNESS to the above Signatures:

                                           JOANNE VINES
                                           22 Gittens Close
                                           Durham Hill
                                           Bromley BR1 5LA


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